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               AGREEMENT dated as of June 14, 1996, between American Craft
Brewing International Limited, a Bermuda company having its principal address at Unit 1A, 1F, Vita Tower, 29 Wong Chuck Hang, Aberdeen, HONG KONG, and James L. Ake, whose principal home address is listed beneath his signature below (the "Executive").

               The Company and the Executive desire to set forth the terms upon which the Executive will be employed by the Company during the term of this Agreement and agree as follows:

               1.     Working Relationship

               1.1 Employment. The Company shall employ the Executive, and the Executive shall serve as Executive Vice President and Chief Operating Officer, during the term of this Agreement. The Executive shall use his best efforts, skill and abilities to faithfully and effectively manage the Company as directed by the Company's Board of Directors (the "Board"). The Executive shall perform such supervisory and management functions as may be commensurate with the Executive's position and such other duties as may from time to time reasonably be delegated to the Executive by the Board, subject to the terms and conditions of the organizational documents of the Company.

               1.2 Term. The term of this Agreement shall commence on June 14, 1996 (the "Commencement Date"), and shall continue until the second anniversary hereof or until terminated by the Company or the Executive as hereinafter provided.

               1.3 Full Time. The Executive shall devote his full and exclusive business time and energies to the performance of his duties under this Agreement, except that the Executive shall be free to devote reasonable time and attention to public and charitable affairs and to his personal affairs, consistent with his duties hereunder.

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               2.     Compensation

               2.1 Base Compensation. As compensation for his services hereunder, the Company shall pay the Executive each month, payable in arrears, US$5,000.00 until the closing date of the Company's initial public offering of common stock and warrants and US$6,000.00 of each month after such closing date. If this Agreement is terminated, for any reason, during a calendar month the Company shall pay the Executive on the last business day of such month an amount equal to the amount specified in the preceding sentence reduced by multiplying such amount by a quotient, the numerator of which is the number of days during such month prior to the termination of this Agreement and the denominator of which is the number of days in such month.

               2.2 Bonuses and Profit Sharing. The Company and the Executive shall negotiate in good faith the participation of the Executive in any bonus and profit sharing plans provided that the nature and extent of such participation shall be based upon the success of the Executive and the Company in meeting performance goals, also to be negotiated in good faith.

               2.3 1996 Stock Option Plan. The Executive shall be entitled to participate in the Company's 1996 Stock Option Plan on the basis described therein.

               3.     Fringe Benefits.

               3.1 Participation in Benefit and Insurance Plans; Vacation. The Company will pay premiums of up to $750.00 per month, in the aggregate, for life, health and disability insurance for the Executive. During his employment hereunder, the Executive shall be entitled to fifteen calendar days of paid vacation and holidays in accordance with applicable policies from time to time adopted by the Company.

               3.2 Company Car. The Company will select and provide to the Executive, free of charge, one automobile of reasonably current model and year to be used solely by the Executive in performing his duties hereunder. The Company will provide comprehensive collision, property damage, and public liability insurance for such automobile and will replace such automobile in the

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event it is lost, destroyed or damaged beyond repair unless the same is caused by the Executive's negligence, recklessness or willful malfeasance. The Company will also pay all ad valorum taxes and license fees for such automobile and will provide for all routine maintenance therefore. Upon the termination of this Agreement for any reason, the Executive shall promptly return such automobile to the Company in the same condition as when received by the Executive, ordinary wear and tear alone excepted.
               4. Business Expenses. The Company shall reimburse the Executive for all travel, lodging, entertainment and other expenses actually incurred by him in connection with the performance of his duties hereunder, against vouchers and receipts or other appropriate written evidence of such expenditures, all in accordance with the policies of the Company applicable thereto. The Executive shall be reimbursed for coach class airfare on domestic flights and business class airfare on international flights.

               5. Termination of Agreement. Notwithstanding anything contained in Section 2, 3 or 4 to the contrary and except as provided in Section 6, this Agreement and all of the obligations hereunder (other than Sections 8, 9 and 10 which shall remain in full force and effect in accordance with the terms thereof) shall immediately terminate upon the earliest to occur of the following:

               (a) 10 days after written notice of termination to the Company by the Executive;

               (b) immediately upon written notice of termination for cause to the Executive by the Company; "cause" shall mean (i) fraud or any other intentional wrongful act, any violation of law (excluding minor traffic violations), conviction thereof or plea of guilty or nolo contendre thereto, moral turpitude or other willful misconduct by the Executive or (ii) the Executive's failure or refusal to perform, carry out or comply with the Executive's duties or obligations hereunder in any material respect;

               (c) immediately upon written notice of termination without cause to the Executive by the Company;

               (d) upon the death or permanent disability of the Executive; "permanent disability" shall mean the inability of the Executive to perform his duties hereunder by reason of

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               physical or mental disability during any continuous period of four months or for periods aggregating eight months during any period of twelve consecutive months; and

               (e) On the second anniversary of the date hereof; provided, however, that the term of this Agreement shall be automatically renewed and extended for successive two-year terms on June 14, 1998 and on each June 14 falling on a year whose number is divisible by two without remainder unless either the Company or the Executive gives written notice that this Agreement shall not be renewed, not less than 20 days prior to any such June 14.

               6. Termination Payment. If this Agreement is terminated pursuant to Section 5(c) or 5(d), the Executive or his beneficiary in accordance with the laws of descent shall be entitled to an amount equal to the product of two and the Executive's annual compensation as determined in accordance with the first sentence of Section 2.1 and 12 months of continuous health, life and disability coverage, as provided in Section 3.1; provided, however, that the Executive shall be entitled to receive such payments only if he is in full compliance with Sections 8, 9 and 10.

               7.     Change in Control.

               7.1 If within two years of a change in control, as defined in
Section 7.2, the Executive experiences a reduction of his responsibilities or compensation, or is terminated, the Executive shall be entitled to receive an amount equal to the product of two and the Executive's annual compensation as determined in accordance with the first sentence of Section 2.1 and 12 months of continuous health, life and disability coverage, as provided in Section 3.1

               7.2 As used in Section ,7.1 "Change in Control" means a change in control of the Company which will be deemed to have occurred if (i) the acquisition by any person or entity not controlled by the Company's stockholders of more than 50% of the Company's then outstanding Stock, (ii) the sale of all or substantially all of the Company's assets, or (iii) the merger of the Company with or into a corporation that is not an Affiliate (other than any merger, continuation, reorganization or similar transaction with or into American Craft Brewing International Limited, a British Virgin Islands company).

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               8. Cooperation with the Company After Termination of this
Agreement. Following any notice of termination of employment by the Executive, the Executive shall fully cooperate with the Company in all matters relating to the winding up of his pending work on behalf of the Company and the orderly transfer of any such pending work to other employees of the Company as may be designated by the Company.

               9. Confidentiality; Return of Property. The Executive acknowledges that during the term of this Agreement he will receive confidential information from the Company and subsidiaries of the Company and the respective clients thereof (each a "Relevant Entity"), accordingly the Executive agrees that during the term of this Agreement (as it may be extended pursuant to Section 5(e)) and thereafter for a period of two years, the Executive and his affiliates shall not, except in the performance of his obligations to the Company hereunder or as may otherwise be approved in advance by the Company, directly or indirectly, disclose or use (except for the direct benefit of the Company) any confidential information that he may learn or has learned by reason of his association with any Relevant Entity. Upon termination of this Agreement, the Executive shall promptly return to the Company any and all properties, records or papers of any Relevant Entity, that may have been in his possession at the time of termination, whether prepared by the Executive or others, including, but not limited to, confidential information and keys. For purposes of this Agreement, "confidential information" includes all data, analyses, reports, interpretations, forecasts, documents and information concerning a Relevant Entity and its affairs, including, without limitation, with respect to clients, products, policies, procedures, methodologies, trade secrets and other intellectual property, systems, personnel, confidential reports, technical information, financial information, business transactions, business plans, prospects or opportunities, (i) that the Company reasonably believes are confidential or (ii) the disclosure of which could be injurious to a Relevant Entity or beneficial to competitors of a Relevant Entity, but shall exclude any information that the Executive is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law. For purposes of this Agreement, "affiliate" means any entity that, directly or indirectly, is controlled by, or under common control with, the Executive; for purposes of this definition, the terms "controlled by" and "under common control with" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting stock, by contract or otherwise.


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               10.    Non-Competition

               10.1 Non-Competition. During the term of this Agreement (as it may be extended pursuant to Section 5(e)) and thereafter for a period of two years the Executive agrees that he and his affiliates shall not, anywhere in Hong Kong or any other location defined by the Company as an area in which the Company or any of its subsidiaries (the "AmBrew Companies") has operations, directly or indirectly, (i) engage in any activity competitive with the business of any of the AmBrew Companies for or on behalf of himself or any other person or entity engaged in a line of business which competes with the AmBrew Companies; (ii) solicit or attempt to solicit the business of any clients or customers of any of the AmBrew Companies for products that are the same or similar to those offered, sold or produced at any time by any of the AmBrew Companies; (iii) otherwise divert or attempt to divert from any of the AmBrew Companies any business whatsoever; (iv) hire or attempt to hire for any business endeavor any employee or prior employee of any of the AmBrew Companies; or (v) interfere with any business relationship between any of the AmBrew Companies and any other person or entity.

               10.2 Severability and Reform. If any portion of Section 10.1 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of Section 10.1, but Section 10.1 shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein. It is the intention of the parties hereto that if any of the restrictions or covenants contained in Section 10.1 is held to cover a geographic area or to be for a length of time that is not permitted by applicable law, or in any way construed to be too broad or invalid, such provision shall not be construed to be null, void and of no enforceable effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform Section 10.1 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

               11.    Miscellaneous

               11.1 Notices. Any notice or communication required or permitted to be given under this Agreement shall be (a) in writing, (b) delivered by hand, Federal Express, facsimile transmission or by registered or certified mail postage prepaid, if to the Company, to the attention of Peter W.H. Bordeaux at the address set forth above, or if to the Executive at his address set forth below, or at such other addresses as the respective parties may

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designate by such notice and (c) deemed to have been given on the date delivered by hand or sent by facsimile, two business days after deposit with Federal Express and upon receipt after being deposited with a governmental postal service.

               11.2 Governing Law; Consent to Jurisdiction. This Agreement, and the application or interpretation hereof, shall be governed by and construed in accordance with the laws of New York applicable to agreements made and to be performed entirely therein. The Executive irrevocably submits to the non-exclusive jurisdiction of courts in New York.

               11.3 Amendments. This Agreement may be amended only pursuant to an instrument in writing signed by each of the parties hereto.

               11.4 Headings. The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

               11.5 Waivers; Rights and Remedies Cumulative. The failure of any party to pursue any remedy for breach, or to insist upon the strict performance, of any covenant or condition contained in this Agreement shall not constitute a waiver thereof or of any other right with respect to any subsequent breach. Except as otherwise expressly set forth herein, rights and remedies under this Agreement are cumulative, and the pursuit of any one right or remedy by any party shall not preclude, or constitute a waiver of, the right to pursue any or all other remedies. All rights and remedies provided under this Agreement are in addition to any other rights the parties may have by law, in equity or otherwise.

               11.6 Severability. Except as otherwise provided in Section 10, if any provision, or portion thereof, of this Agreement, or its application to any person or entity or circumstance, shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement, such provision and their application shall not be affected thereby, but shall be interpreted without such unenforceable provision or portion thereof so as to give effect, insofar as is possible, to the original intent of the parties, and shall otherwise be enforceable to the fullest extent permitted by law.

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               11.7 Successors and Assigns. All of the covenants, terms,
provisions and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and, in the case of the Company, its respective successors and assigns.

               11.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

               11.9 No Third-Party Beneficiaries. Other than as set forth in
Section 6 above, the covenants, obligations and rights set forth in this Agreement are not intended to benefit any third person or entity.

               11.10 Entire Agreement. This Agreement embodies the entire understanding and agreement between the parties hereto and concerning the subject matter hereof and supersedes any and all prior negotiations, understandings or agreements between the parties hereto with respect hereto.


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               11.11 Withholding. The payment of any amount pursuant to this
Agreement shall be subject to applicable withholding and payroll taxes, and such other deductions as may be required under the Company's employee benefit plans, if any, or under applicable law.

                                                  AMERICAN CRAFT BREWING
                                                  INTERNATIONAL LIMITED


                                              By: ______________________________
                                                   Name:  Peter W. H. Bordeaux
                                                   Title: Chairman of the Board
                                                          of Directors


                                                   _____________________________
                                                   James L. Ake
                                                   Address:
                                                   _____________________________

                                                   _____________________________

                                                   _____________________________

                                                   _____________________________


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